Exhibit 10.4

Execution Copy
AMENDMENT NO. 1
TO THE INDEMNIFICATION AGREEMENT

This Amendment No. 1, dated December 28, 2010 (this “Amendment”) to the Indemnification Agreement (the “Agreement”), effective as of the date hereof, among Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), Genesis Energy, LLC, a Delaware limited liability company (the “Company”), and the undersigned director or officer of the Company (the “Indemnitee”), is hereby entered into among the Partnership, the Company and the Indemnitee.

WHEREAS, as of even date herewith, the Board of Directors of the General Partner approved this Amendment on behalf of both the General Partner and the Partnership;

NOW, THEREFORE, it is hereby agreed as follows:

1.           Amendment.  Section 16 of the Agreement is hereby amended and restated in its entirety to read as follows:

Maintenance of Liability Insurance.  The Partnership and the Company hereby covenant and agree that (i) so long as Indemnitee shall continue to serve as a director or officer of the Company, the Company or the Partnership shall maintain, and for six years thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was a director or officer of the Company shall cause Indemnitee to be covered by, the policies of directors’ and officers’ liability insurance maintained by the Partnership or the Company and its respective subsidiaries, as applicable, in effect as of the date hereof, except that the Company and the Partnership may substitute policies of at least the same coverage and amounts provided by established and reputable insurers containing terms and conditions which are not less advantageous to the directors and officers of the Company than the existing policy; provided, that the Partnership and the Company are not required to pay annual premiums in excess of 300% of the last annual premium paid by the Partnership or the Company, as applicable, prior to the date hereof and (ii) the organizational documents of the Company shall at all times provide for indemnification and exculpation of officers and directors no less favorable with respect thereto than are set forth in the organizational documents of the Company as of the date hereof.  Notwithstanding the foregoing, the Company and the Partnership will have no obligation to obtain or maintain the insurance contemplated by this Section 16 if the Board of Directors determines in good faith that such insurance is not reasonably available. The Company will promptly notify Indemnitee of any such determination not to provide insurance coverage.

2.           Agreement in Effect.  Except as hereby amended, the Agreement shall remain in full force and effect.

3.           Applicable Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

4.           Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on and as of the date first written above.

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC
its general partner

By:
Name:	Grant E. Sims
Title:	Chief Executive Officer

GENESIS ENERGY, LLC

By:
Name:	Robert C. Sturdivant
Title:	Chairman of the Board

[Signature Page – Amendment No. 1 to Indemnification Agreement (1 of 2)]

INDEMNITEE

[Signature Page – Amendment No. 1 to Indemnification Agreement (2 of 2)]